                                                                      Exhibit 17

                                 FORM OF PROXY


           [Logo]                                    YOUR VOTE IS IMPORTANT!
          [Address]
                                                        VOTE TODAY BY MAIL,
                                                TOUCH-TONE PHONE OR THE INTERNET
                                                CALL TOLL FREE 1-XXX-XXX-XXXX OR
                                                LOG ON TO WWW.PROXYWEB.COM/XXXXX

*** CONTROL NUMBER: xxx xxx xxx xxx xx ***      Please fold and detach card at
                                                perforation before mailing.

                           KEMPER HIGH YIELD FUND II
                              Kemper Income Trust
                           222 South Riverside Plaza
                            Chicago, Illinois 60606
                               (800) [   ]
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          4:00 p.m., on May 15, 2001

     The undersigned hereby appoints __________, ____________ and ____________, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Kemper High Yield Fund II (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, on May 15, 2001 at 4:00 p.m., Eastern time, and at any adjournments thereof.

                                    PLEASE SIGN AND RETURN PROMPTLY IN THE
                                    ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.

                                    Dated ____________________________, 2001

                                    Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.

[Name]                              ____________________________________________
[Address]                           ____________________________________________
                                          Signature(s) of Shareholder(s)

                   [Logo]                           YOUR VOTE IS IMPORTANT!
                  [Address]
                                                    VOTE TODAY BY MAIL,
                                              TOUCH-TONE PHONE OR THE INTERNET
                                              CALL TOLL FREE 1-xxx-xxx-xxxx OR
                                              LOG ON TO WWW.PROXYWEB.COM/xxxxx

          Please fold and detach card at perforation before mailing.

     All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF KEMPER HIGH YIELD FUND II. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSALS.
                                                  ---

                   Please vote by filling in the boxes below.


                                                        FOR    AGAINST   ABSTAIN
PROPOSAL 1
----------

To elect Trustees of the Trust.                         [_]    [_]        [_]

NOMINEES:
(01) John W. Ballantine, (02) Lewis A. Burnham,
(03) Linda C. Coughlin, (04) Donald L. Dunaway,
(05) James R. Edgar, (06) William F. Glavin,
(07) Robert B. Hoffman, (08) Shirley D. Peterson,
(09) Fred B. Renwick, (10) William P. Sommers,
(11) John G. Weithers.

INSTRUCTION: To withhold authority to vote for any
individual nominee, write the name(s) on the line
immediately below.
____________________________________________________

PROPOSAL 2
----------

To approve an Agreement and Plan of Reorganization for  [_]    [_]        [_]
the Fund (the "Plan"). Under the Plan, (i) all or substantially all of the assets and all of the liabilities of the Fund would be transferred to Kemper
High Yield Fund, (ii) each shareholder of the Fund would receive shares of Kemper High Yield Fund of a corresponding class to those held by the shareholder in the Fund in an amount equal to the value of their holdings in the Fund, and (iii) the Fund would then be terminated.

PROPOSAL 3
----------

To ratify the selection of Ernst & Young LLP as the     [_]    [_]        [_]
independent auditors for the Fund for the Fund's current fiscal year.

The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                          PLEASE SIGN ON REVERSE SIDE